Exhibit 5.1

Osler, Hoskin & Harcourt LLP Suite 3000, Bentall Four 1055 Dunsmuir Street Vancouver, British Columbia, Canada V7X 1K8 778.785.3000 main 778.785.2745 facsimile

June 24, 2026

Definium Therapeutics, Inc.
One World Trade Center Suite 8500 New York, New York 10007

Dear Sirs/Mesdames:

Re: Definium Therapeutics, Inc. - Registration Statement on Form S-3

We have acted as Canadian counsel to Definium Therapeutics, Inc., a British Columbia company (the “Company”), in connection with the public offering and sale by the Company of 20,588,236 common shares, without par value, of the Company (the “Common Shares”), pursuant to a Registration Statement on Form S-3 (file number 333-280548) (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (“SEC”) on June 28, 2024 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the base prospectus included in the Registration Statement (the “Base Prospectus”), and the preliminary prospectus supplement related to the Common Shares filed on June 22, 2026 with the SEC (the “Preliminary Prospectus Supplement”, and, together with the Base Prospectus, the “Preliminary Prospectus”), and the final prospectus supplement related to the Common Shares dated June 23, 2026 (the “Prospectus Supplement”, and, together with the Base Prospectus, the “Prospectus”).

The offer and sale of the Common Shares is being made pursuant to an underwriting agreement dated June 23, 2026 by and among the Company and J.P. Morgan Securities LLC, Jefferies LLC, Leerink Partners LLC and BofA Securities, Inc., as representatives of the several underwriters named therein (the “Underwriters”) (such agreement, the “Underwriting Agreement”). Pursuant to the Underwriting Agreement, the Company has granted to the Underwriters an option (the “Option”) to purchase up to an additional 3,088,235 Common Shares (the “Optional Shares”) and the Underwriters have exercised the Option in full. The Common Shares and the Optional Shares are collectively referred to as the “Offered Shares”.

We have examined copies of the Underwriting Agreement, the Preliminary Prospectus, the Prospectus and the Registration Statement and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinions hereinafter set forth. As to various questions of fact material to such opinions which were not independently established, we have relied upon a certificate of an officer of the Company.

We are qualified to practice law in the Province of British Columbia and these opinions are rendered solely with respect to the Province of British Columbia and the federal laws of Canada applicable in the Province of British Columbia.

We have assumed (a) the legal capacity of all individuals, the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic, photostatic or facsimile copies and (b) the completeness, truth and accuracy of all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials.

On the basis of the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that subject to receipt of payment in full for the Offered Shares as specified in the Underwriting Agreement, the Offered Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K to be filed by the Company with the SEC for incorporation by reference into the Registration Statement and to the use of our name under the captions “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes of applicable laws.

Yours very truly,

/s/ Osler, Hoskin & Harcourt LLP

Osler, Hoskin & Harcourt LLP